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                           [LETTERHEAD]

                                                                    Exhibit 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated July 31, 1996 accompanying the consolidated financial statements and schedule of Lifecore Biomedical, Inc. and Subsidiaries appearing in the 1996 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended June 30, 1996 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption Experts .


                                        GRANT THORNTON LLP


Minneapolis, Minnesota
December 9, 1996